LEASE AGREEMENT

                        DATED AS OF _______________, 1996

                                 BY AND BETWEEN

                      1604 17TH STREET LIMITED PARTNERSHIP,

                                  AS LANDLORD,

                            THE ADAMS NATIONAL BANK,


                                    AS TENANT

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                                 LEASE AGREEMENT

                                Table of Contents



 1.      Premises..............................................  1

 2.      Term..................................................  1

 3.      Minimum Rent..........................................  2

 4.      Additional Rent.......................................  3

 5.      Definition of Additional Rent.........................  4

 6.      Past Due Rent and Late Charges........................  4

 7.      Use of Demised Premises...............................  5

 8.      [INTENTIONALLY DELETED]...............................  5

 9.      [INTENTIONALLY DELETED]...............................  5

10.      Subletting and Assignment.............................  5

11.      Upkeep and Surrender of Demised Premises..............  6

12.      Alterations...........................................  7

13.      Floor Loading.........................................  8

14.      Tenant's Equipment....................................  8

15.      Notice of Defects.....................................  8

16.      Liability.............................................  8

17.      Signs.................................................  9

18.      Ordinances, Regulations and Rules.....................  9

19.      Indemnity.............................................  9

20.      Entry Inspection...................................... 10

21.      Interruption of Services or Utilities................. 10

22.      Insurance............................................. 10

23.      Damage by Fire or Other Casualty...................... 11

24.      Eminent Domain........................................ 11

25.      Bankruptcy or Insolvency.............................. 12

26.      Defaults and Remedies................................. 13

27.      Hazardous Materials................................... 14

28.      No Waiver............................................. 15

29.      Subordination......................................... 15

30.      Estoppel Certificates................................. 16

31.      [INTENTIONALLY DELETED]............................... 16

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32.      Holding Over.......................................... 16

33.      Submission of Lease................................... 17

34.      Covenants of Landlord................................. 17

35.      Waiver of Trial by Jury............................... 17

36.      Attorney's Fees....................................... 17

37.      Brokers............................................... 18

38.      Notices............................................... 18

39.      Miscellaneous......................................... 18

40.      Authority of Landlord and Tenant...................... 19

41.      Option to Extend Term................................. 19

EXHIBIT "A".................................................... 21


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                                 LEASE AGREEMENT


     THIS LEASE is made as of the _____day of________ , 1996 ("Lease"), by and between 1604 17TH STREET LIMITED PARTNERSHIP ("Landlord") and THE ADAMS NATIONAL BANK, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

     In consideration of the mutual agreements hereinafter set forth, the parties do hereby mutually agree as follows:

     1. Premises. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, for the Term (as hereinafter defined) and on the conditions hereinafter provided, all of the first floor and lower level of the building (the "Demised Premises") located at 1604 17th Street, N.W., Washington, D.C. (the "Property"). The tenant(s) on the upper floors will, during the full term of this Lease and any extensions thereof, continue to have ingress and egress through the vestibule of the first floor (lobby) and adequate signage noting their occupancy as long as that signage does not obscure, obstruct, or detract from Tenant's signage.

     2. Term Provisions.

          (a) Term. The Demised Premises are leased for a term of twenty (20) years (hereinafter called the "Term"), commencing on the first day of the month following the date that Landlord provides written notice (the "Notice") to Tenant that Landlord has obtained possession of the Demised Premises free and clear of any tenants, but in no event shall said Notice be provided later than April 15, 1996 (hereinafter referred to as the "Lease Commencement Date") and terminating at midnight on that date which is twenty (20) years following the Lease Commencement Date (said date of termination being hereinafter called the "Lease Termination Date"), unless the Term shall be extended or shall sooner cease, expire or be terminated, as hereinafter provided. Landlord shall immediately give Tenant the Notice when Landlord has obtained the consent of the current tenant (the "Current Tenant") to vacate the Demised Premises. The Notice of consent by the Current Tenant (the "Notice of Consent") must be posted at least thirty (30) days prior to the Commencement Date. Upon receipt of the Notice of Consent, Tenant shall have access to the entire Demised Premises for the purpose of inspecting, measuring and studying the Demised Premises. Landlord and Tenant hereby agree that while the Term of the Lease shall commence on the first day of the month, Tenant shall pay rent on a pro rated basis for the days remaining in the month beginning thirty (30) days after the posting of Landlord's Notice of Consent (hereinafter referred to as the "Possession Date"); provided, however, that no rent shall be due for any period during which the Current Tenant remains in possession of the Demised Premises.

          (b) Lease Termination Provisions. Tenant shall have the obligation to seek the approval of the Office of the Controller of the Currency (the "OCC") to open a bank branch at the Demised Premises and to seek and obtain approvals required of the Government of the District of Columbia and, if necessary, the Local Advisory Neighborhood Commission as to the improvements to the site contemplated by Tenant. Tenant shall take all actions reasonable and necessary to diligently pursue obtaining said approvals. In the event that Tenant's application to the OCC to open a bank branch in the Demised Premises is denied or, in the further event that either the Government of the District of Columbia or, if applicable, the Local Advisory Neighborhood Commission denies or materially delays Tenant's plans for the


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renovation for the Demised Premises, then Paragraphs 2(a), 3 and 4 of this Lease shall be deleted and replaced by the following:

               (i) The term of this Lease shall expire on October 31, 1999.

               (ii) Total monthly rent shall be $3,150.00 per month through October 31, 1996, plus any additional rent due and owing Landlord for this period pursuant to the terms of the Current Tenant's lease dated September 28, 1994, which is attached hereto as Exhibit "A" and incorporated herein by reference (the "Current Lease").

                           (iii)  From November 1, 1996 through October 31,
1997, monthly rent shall be $3,307.50, plus any additional rent due and owing Landlord for this time period pursuant to the terms of the Current Lease.

               (iv) From November 1, 1997 through October 31, 1998, monthly rent shall be $3,472.88, plus any additional rent due and owing Landlord for this time period pursuant to the terms of the Current Lease.

               (v) From November 1, 1998 through October 31, 1999, monthly rent shall be $3,646.52, plus any additional rent due and owing Landlord for this time period pursuant to the terms of the Current Lease.

     Notwithstanding any other provision of this Paragraph 2(b), in the event that Tenant is unsuccessful in obtaining from the Government of the District of Columbia a certificate of occupancy for the Demised Premises as a bank branch pursuant to the current zoning requirements for the Demised Premises, then in such event, this Lease shall immediately terminate upon receipt of said denial of certificate of occupancy and delivery of Tenant's Notice of same to Landlord.

     3. Minimum Rent.

          (a) Tenant shall pay as rent (said rent being hereinafter referred to as "Minimum Rent") for the Demised Premises the total sum of Forty-Five Thousand Dollars ($45,000.00) per annum payable in equal monthly installments of Three Thousand Seven Hundred Fifty Dollars ($3,750.00) (hereinafter referred to as "Monthly Minimum Rent"), subject to increase as set forth in Paragraphs 3(d), 4, 5 and 41 below. Notwithstanding the foregoing, Landlord shall grant to Tenant a "rent holiday" from the payment of a portion of the Monthly Minimum Rent installments in the amount of Two Thousand Two Hundred Fifty Dollars ($2,250.00) per installment (hereinafter referred to as the "Reduced Rent Allowance") only for an aggregate period not to exceed either the first One Hundred Twenty (120) days of the term or the date on which Tenant opens for business to the public, whichever first occurs (the "Reduced Rent Period"). Provided, however, that (i) the Reduced Rent Period and the granting of the Reduced Rent Allowance as provided hereunder shall not affect the Lease Commencement Date as determined pursuant to Paragraph 2 hereof, and (ii) Tenant shall remain obligated during the Reduced Rent Period to pay the remainder of each installment of Monthly Minimum Rent in the amount of One Thousand Five Hundred Dollars ($1,500.00)
each, and to pay all Additional Rent payable pursuant to this Lease and to perform all of Tenant's obligations under this Lease except as expressly aforesaid.

     Commencing with the first month following the completion of the Reduced Rent Period, and continuing for a number of months

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equal to the actual  number of months which  comprised  the Reduced Rent Period, the Minimum Rent shall be reduced by Five Hundred Dollars ($500.00) per month (the "Monthly Reduction"); provided, however, that the Monthly Reduction shall be increased as necessary to fully utilize the Entire Monthly Reduction by December 31, 1996 (the Entire Monthly Reduction shall equal Five Hundred Dollars ($500.00) multiplied by the actual number of months of the Reduced Rent Period.))

          (b) The first installment of Minimum Rent shall be due and payable upon execution of this Lease and the remaining installments shall be due and payable, in advance, on the first day of the first month following the Lease Commencement Date and on the first day of each and every month thereafter during the Term at c/o The Jason Corporation, 4420 Connecticut Avenue, N.W., Suite 200, Washington, D.C. 20008, to the attention of Mr. Wayne Carroll (or at such other place as Landlord may designate in a written notice to Tenant). Tenant shall not be required to pay any mortgage indebtedness or any interest on any mortgages placed by Landlord that may encumber, at any time, the interest of Landlord in the Demised Premises or the Property.

          (c) For purposes of this Lease, the term "lease year" shall mean a twelve (12) month period, with the first lease year commencing on the Lease Commencement Date and ending on that date which is one day prior to the first anniversary of the Lease Commencement Date, and each subsequent lease year shall commence on the same day of each subsequent calendar year of the Term as the Lease Commencement Date and shall end on the day prior to the commencement of the next lease year.

          (d)  Commencing on the first day of each of the fourth (4th),  seventh
(7th), tenth (10th), thirteenth (13th), sixteenth (16th) and nineteenth (19th) lease years, Minimum Rent shall be increased by two-thirds (2/3) of the yearly increases in the Consumer Price Index, as hereinafter defined, over the Base Consumer Price Index, as hereinafter defined and shall be those reports which are or are as close as possible to three (3) months prior to the dates herein referred to in this Lease. For example, if the Consumer Price Index for a three
(3) year period was to increase by nine and one-half percent (9 1/2%) in year one, eleven percent (11%) in year two, and three percent (3%) in year three, the calculation would be as follows:

          Year One - 2/3 of 9 1/2% not to exceed 3% = 3%

          Year Two - 3% plus 1% (11% - 10% = 1%) = 4%

          Year Three - 2/3 of 3% = 2%

          3% + 4% + 2% = 9% increase in Minimum Rent over the then current Minimum Rent for the next three (3) lease years.

"Consumer  Price  Index  (Regular  and  Base)"  shall mean the  revised  monthly
Consumer Price Index for Urban Wage Earners and Clerical Workers for the Washington, D.C.-MD-VA SMSA (All Items, 1982-84 = 100) promulgated by the Bureau of Labor Statistics of the United Stated Department of Labor. If said Index is discontinued, the Consumer Price Index shall be the successor index adopted by the Bureau of Labor Statistics or, if none, any similar index adopted by Landlord. The "Base Consumer Price Index" shall be the Consumer Price Index most recently published prior to the Lease Commencement Date.

     4. Additional Rent. Any amounts required to be paid by Tenant hereunder in addition to the Minimum Rent, and any charges

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or expenses  incurred  by  Landlord on behalf of Tenant  under the terms of this
Lease, shall be considered Additional Rent, and any failure by Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies provided herein for nonpayment of Minimum Rent.

     5. Definition of Additional Rent. The term "Additional Rent" means the following costs incurred by Landlord in the operation of the Property, including:

          (a) fifty percent (50%) of real estate taxes, fees or charges assessed or imposed upon the Property;

          (b) fifty percent (50%) of insurance for the Property;

          (c) fifty percent (50%) of water and sewer charges for the Property;

          (d) Tenant shall also pay any value added tax, excise, sales, rental privilege tax or similar tax at any time imposed upon the Rent payments or any other payments to Landlord hereunder, and such taxes shall be paid by Tenant at the time and in addition the Rent or other payments required under this Lease; provided, however, that in no event shall Tenant be liable for any tax on the net income of Landlord (taxes set forth in Paragraphs 5(a) and (d) shall hereinafter collectively be referred to as the "Property Taxes"); and

          (e) Commencing on the Possession Date and on the first (1st) day of each calendar month thereafter, Tenant shall pay a monthly charge in advance on account of Tenant's pro rata share of the Property Taxes, insurance and water and sewer charges. The amount of the monthly charge shall be established by Landlord and may be adjusted from time to time by Landlord to reflect Landlord's estimate of actual costs. Within ninety (90) days after the end of each fiscal year as established for the Property by Landlord, Landlord shall provide to Tenant the actual Property Tax, insurance and water/sewer bills and shall show Tenant's actual share and the amount by which Tenant has overpaid or underpaid the same. In the event of an overpayment by Tenant of Property Taxes, insurance and water/sewer charges, such overpayment shall be credited against Tenant's next due payment of Property Taxes and Insurance. The amount credited shall be dollar for dollar on overage, with no payment due until the overage is used up. In the event Tenant has underpaid Property Taxes, insurance and water/sewer charges, the deficiency in respect of such underpayment shall be paid to Landlord by Tenant within ten (10) days receipt of the summary of the Property's actual taxes, insurance and water/sewer charges.

Additional Rent shall not include any other costs incurred by Landlord.

     6. Past Due Rent and Late Charges. If any installment of Rent or any other sum due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after such amount is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. A returned check due to insufficient funds will be treated as a late payment. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.


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     7. Use of  Demised  Premises.  Tenant  shall  use and  occupy  the  Demised
Premises initially as follows: the first floor and lower level shall be used as an FDIC bank branch, subject to all applicable zoning and other governmental regulations and Tenant shall conform at all times to such applicable zoning and other governmental regulations. Landlord warrants the suitability and legality of the Demised Premises as a bank branch; however, it shall be the obligation of Tenant to obtain any and all certificates of occupancy, licenses, permits and other governmental authorizations necessary for such uses. Tenant may also use the Demised Premises for any lawful purpose allowed under the zoning regulations existing at the time of any changed usage. Tenant shall not obstruct, interfere, or conflict with, the rights of adjoining property owners, other tenants in the property, or conflict with the fire laws or regulations, or with any insurance policy upon the Property or any part thereof, or with any statutes, rules or regulations now existing or subsequently enacted or established by local, state or federal governments, nor shall Tenant use or permit the Demised Premises, or any part hereof, to be used for any disorderly, unlawful or extra hazardous purpose, nor for any purpose other than hereinabove specified without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     8. [INTENTIONALLY DELETED]

     9. [INTENTIONALLY DELETED]

     10. Subletting and Assignment.

          (a) Prohibition. Tenant shall not voluntarily or by operation of law assign, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease, or in the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed as to an assignment or unreasonably withheld or delayed as to a subletting. For purposes of the immediately preceding sentence, it shall be reasonable for Landlord to withhold its consent if, for example: (i) Tenant is in default hereunder; or (ii) Tenant fails to comply with the provisions of this Paragraph 10, or (iii) the initial tenant does not remain fully liable as a primary obligor for the payments of all rent and other charges payable by Tenant hereunder and for the performance of all other obligations of Tenant hereunder. If Landlord does not respond to Tenant's written request to assign, sublet or otherwise transfer or encumber any part of Tenant's interest in the Lease within fifteen (15) days of receipt of such written request, then Tenant's request shall be deemed approved. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing (i) the name of the proposed assignee or subtenant; (ii) such information as to such assignee's or subtenant's financial responsibility and standing as Landlord may reasonably require; (iii) the proposed use of the Premises by such assignee or subtenant; (iv) all of the terms and conditions upon which the proposed assignment or subletting is to be made; and (v) an instrument of assignment or sublease wherein such assignee or subtenant assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. Any sublet or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any subtenant, or occupant shall not be construed as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant. Landlord hereby agrees that any assignment of the Lease by Tenant

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with  Landlord's  consent shall  automatically  release  Tenant from any further responsibility under or pursuant to the Lease.

          (b) Waiver. Landlord's consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgement that Tenant is not then in default under this Lease, nor shall such consent be deemed a waiver of any then existing default. The consent by Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the subtenant.

          (c) Security Deposit. In the event of an assignment, the new Tenant shall tender to Landlord, at the commencement of the assignment, a security deposit which shall be equal to one (1) month's rent to secure and fulfill Tenant's performance of the Terms and conditions of this Lease.

     11. Upkeep and Surrender of Demised Premises.

          (a) Throughout the Term of this Lease, Tenant, at Tenant's sole cost and expense, shall put, keep and maintain the Demised Premises, the front and rear yard of the Property and the first floor vestibule to include all windows and doors on the first floor and lower level, and any sidewalks, curbs and vaults adjoining or appurtenant thereto in good repair and clean and sanitary order and condition, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, it being the intention of the parties that such repairs and maintenance shall be measured by the standard of those repairs and maintenance which a judicious owner would make, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or injury to the Demised Premises and to keep it in sound condition. Tenant will not do or suffer any waste, damage, injury or disfigurement to the Demised Premises, the Property or any part thereof. When used in this Paragraph, the term "repairs" shall include, without limitation, all necessary replacements, and renewals, and any work required as a condition to the continued use of the Demised Premises for the uses herein set forth or any work required by any order of any governmental agency. All repairs made by Tenant shall be equal in quality and class to the original work, and all work required by this Paragraph shall be performed in accordance with the requirements of Paragraph 12(c) hereof. Tenant shall put, keep and maintain all portions of the Demised Premises, the Property and any sidewalks, curbs, alleyways and passageways adjoining the same free of dirt, rubbish, snow, ice, and obstructions.

          (b) Tenant shall be required to furnish any services or facilities, or to make any repairs, alterations, additions, replacements or betterments in or to the Demised Premises.

          (c) Landlord agrees to maintain the structural components of the Property and exterior walls, the common areas that do not now exist but which may be created in the future by the division of the second and third floors as separate units, and roof and utility lines to the building, in good order, repair and condition, during the Term, and shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs, all costs of which shall be at Landlord's sole cost and expense. Landlord shall have no duty to Tenant to maintain or to make any repairs or improvements to the Demised Premises.

          (d) Tenant shall, at the Lease Termination Date, the expiration, or other termination of the Term of this Lease

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(including any extension  thereof),  surrender and deliver the Demised  Premises broom clean to Landlord. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Demised Premises.

     12. Alterations.

          (a) Throughout the Term, Tenant shall have the right to make such alterations, installations, changes, replacements, additions or improvements (structural or otherwise) (collectively, "Alterations") in or to the Demised Premises or any part thereof as Tenant desires, with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, said consent to be limited to structural and ingress/egress issues only.

          (b) Landlord hereby consents to the performance by Tenant, at Tenant's sole cost and expense, of a renovation of the Demised Premises. Landlord further consents to Tenant regrading or otherwise altering the front yard landscape as a part of the renovation. Landlord acknowledges that the plans and specifications of Tenant ("Tenant's Work") may include an automated teller machine.

          (c) At all times during which substantial Tenant's Work is or substantial Alterations are being performed at the Demised Premises, Tenant shall have in full force and effect, (i) casualty insurance in Builder's Risk Form covering Landlord, Landlord's agents, employees, contractors and any of Landlord's mortgagees, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks customarily covered by the so-called "broad form extended coverage endorsement" upon all of Tenant's Work or Alterations (as the case may be) in place, materials, supplies, tools and equipment used in connection with such Alterations and Tenant's Work. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees or contractors; (ii) Worker's Compensation Insurance, in the amounts required by law; and (iii) Public Liability and any other insurance otherwise required by Paragraph 22 of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise by reason of the making of any Alterations or Tenant's Work, or both. At all times during which substantial Tenant's work is or substantial alterations are being performed by Tenant, Tenant shall have in full force and effect casualty insurance in Builder's Risk Form covering Landlord and other tenants in the building.

          (d) It is distinctly understood that all Alterations, without limitation, wall-to-wall carpet and Tenant's Work, but excluding Tenant's movable equipment and furniture, to or upon the Demised Premises (whether with or without Landlord's consent) may, at the election of Tenant, remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration of this Lease. ATMs, vaults, safes, and other equipment installed by Tenant must be removed by Tenant at Landlord's option and at Tenant's expense and Tenant shall repair any damage caused by said removal or installation thereof.

          (e)  All  Alterations  shall  be  performed  in  accordance  with  all
applicable  legal  requirements.   All  Tenant's  Work  shall  be  performed  in
accordance with all applicable legal requirements.


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          (f) Tenant shall not cause or permit any mechanic's lien or other lien to be filed against the Demised Premises or the Property for work or materials claimed to have been done for, or furnished to, Tenant. If any mechanic's lien or other is filed against the Demised Premises or the Property for work or materials claimed to have been done for, or furnished to, Tenant, such mechanic's or other lien shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by payment thereof or posting such bond or paying such amount as will effect a release of such lien. If Tenant shall fail to discharge or obtain the release of any such mechanic's or other lien, Landlord may, at its option, after giving five (5) business days written notice of right to cure to Tenant, discharge or release same and treat the cost thereof as Additional Rent payable with the monthly installment of Minimum Rent next becoming due; and such discharge or release by Landlord and payment by Tenant shall be deemed to waive the default of Tenant in not discharging or releasing same.

     13. Floor Loading. Tenant shall not install in the Demised Premises any fixtures, equipment or machinery that shall place a load upon any floor exceeding the floor load per square foot area which such floor was designed or modified by Tenant to carry. Notwithstanding the foregoing, Landlord acknowledges that Tenant may install a vault in the Demised Premises, at Tenant's sole cost and expense.

     14. Tenant's Equipment. Tenant may install and operate in the Demised Premises any equipment it deems necessary for the conduct of its business or that of any subtenant or assign without Landlord's consent throughout the Term of this Lease or any extension thereof.

     15. Notice of Defects. Tenant shall give Landlord prompt notice of any defects or breakage in the structure of the Demised Premises or the Property.

     16. Liability.

          (a) Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Demised Premises. Landlord shall not be liable for any accident or injury to any person or persons or property in or about the Demised Premises or the Property, or at any other location, caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in the Demised Premises, or from any other cause outside of the control of Landlord. Landlord shall be liable for any accident or injury to any person or persons caused by the gross negligence or willful misconduct of Landlord, its agents, employees or assigns. Landlord agrees to indemnify, defend and hold Tenant harmless against all such claims. Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, damage or liability occasioned by or resulting from any default by Tenant hereunder or any negligent act or omission on the part of Tenant, its agents, employees or invitees, or persons permitted in the Demised Premises by Tenant. Landlord is not liable or responsible in respect to any exterior improvements installed or altered by Tenant.

          (b) Landlord shall not be liable for any accident or damage caused by electric lights or wires, or any accident or damage which may occur through the operation of elevators or ADA lifts (if any), heating, ventilating, air-conditioning, lighting or plumbing apparatus, or any accident or injury occurring on or in the Demised Premises front yard, or rear yard. All personal property of Tenant, its agents, employees, invitees, customers or visitors in, on or about the Demised Premises or on the Property shall be at the sole risk of Tenant. Landlord shall not be liable for loss or damage to property or business of Tenant, or Tenant's agents, employees, invitees, customers or visitors, caused by rain, snow, water or steam that may leak into or flow from any part of the Demised Premises or the Property through any defects in the roof or plumbing or from any other source, including but not limited to acts or omissions on the part of persons using the Property or present therein. It is understood and agreed that Tenant covenants to indemnify, defend and save harmless Landlord from all loss, damage, liability or expense incurred by reason of Tenant's negligent act or omission in Tenant's use of the Demised Premises or the Property or any part thereof, including, without limitation, the use of the water, steam, electric or other systems, and the injury, loss or damage to any person or party on, in or about the Demised Premises or the Property, or at any other location, from whatsoever cause outside of the control of Landlord, except for loss, injury or damage caused by the gross negligence or willful misconduct of Landlord, its agents, servants, employees or contractors.

     17. Signs. Tenant may install any signage, at its expense, that meets governmental regulations with Landlord's consent, which consent will not be unreasonably withheld, conditioned or delayed.

     18. Ordinances, Regulations and Rules. Tenant shall, at Tenant's sole cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed by any and all ordinances, laws, orders, rules and/or regulations, foreseen or unforeseen, ordinary or extraordinary of local, state or federal governments, or by any of their various departments or agencies, which are adjudged by a court of competent jurisdiction to be applicable to the Demised Premises, the use or manner of use of the Demised Premises, whether required of Landlord or otherwise to be done or performed during the Term of this Lease. Tenant shall indemnify, defend and save Landlord harmless from all penalties, claims and demands resulting from Tenant's act or omission in this respect.

     19. Indemnity.

          (a) Tenant shall indemnify, defend and save harmless Landlord and Landlord's agents from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising out of Tenant's use or occupancy of the Demised Premises or the Property (irrespective of where such loss of life, personal injury or damage to property occurs), any occurrence in, upon or at the Demised Premises or the Property, or occasioned wholly or in part by any negligent act or omission of Tenant, its agents, contractors, employees, servants, or permitted subtenants, resulting from any default, breach, violation or non-performance of this Lease by Tenant. In the event Landlord or its agents and employees shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all reasonable costs, expenses, and attorney's fees incurred or paid in connection with such litigation. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord in connection with the foregoing.

          (b) Landlord hereby indemnifies and saves harmless Tenant from any and all claims, obligations or liabilities whatsoever arising out of the gross negligent acts or willful failure to act by Landlord or any of its agents, employees or contractors in connection with its obligations under this Lease, which indemnification and save harmless shall include reasonable attorneys' fees and other reasonable costs of defense incurred by Tenant in connection with any such claim, liability or obligation.

     20. Entry Inspection.

          Upon two (2) business days prior written notice, which shall include reasons for doing so, (except in the event of an emergency in which event prior notice shall be given to Tenant's emergency contact representative), Tenant shall permit Landlord, and Landlord's representatives, to enter the Demised Premises, at times to be mutually agreed to, without diminution of the Minimum Rent or Additional Rent payable by Tenant, to examine, inspect and protect same, or to exhibit the same to prospective tenants (during the last two (2) months of the Term), mortgagees or purchasers, without liability to Tenant for any loss to Tenant's business by reason thereof.

     21. Interruption of Services or Utilities. Any failure or interruption of any services or utilities to the Demised Premises which is not the result of willful acts or gross negligence of Landlord or any agent, employee or contractor of Landlord shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of any Minimum Rent or Additional Rent, nor relieve Tenant from Tenant's obligations hereunder.

     22. Insurance. Without limiting or otherwise modifying or affecting Tenant's obligations under Paragraph 19 or any other provision of this Lease, throughout the Term of this Lease and any extension or renewal thereof, Tenant shall maintain in effect, at Tenant's sole cost and expense, the following insurance, with coverages, in amounts, with insurers and with such other terms and conditions as are reasonably satisfactory to Landlord. Without limitation of the generality of the foregoing, Tenant shall maintain the following insurance:

          (a) Tenant shall, during the entire Term hereof, keep in full force and effect a policy of public liability and property damage, including all trade fixtures, insurance with respect to the Demised Premises, and the business operated by Tenant and any subtenants of Tenant in the Demised Premises, and the business operated by Tenant and any subtenants of Tenant in the Demised Premises in which the limits of public liability shall be not less than One Million and 00/100 Dollars ($1,000,000.00) per person and One Million and 00/100 Dollars ($1,000,00.00) per accident and in which the property damage liability shall be not less than One Million and 00/100 Dollars ($1,000,000.00). A One Million and 00/100 Dollars $1,000,000.00) combined limit policy is also acceptable, with an aggregate coverage amount of not less then Two Million and 00/100 Dollars ($2,000,000.00). The policy shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be in an insurance company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord before occupancy by Tenant and for each subsequent policy period.

          (b) Landlord shall obtain and maintain in effect during the Term of the Lease a policy or policies of insurance (i) covering the Property (including the common areas, but excluding Tenant's leasehold improvements, trade fixtures and other property required to be insured by Tenant) in an amount not less than the full replacement cost (exclusive of the cost of excavations, foundations and footings), provided such coverage is available in the marketplace at standard premium rates, as determined from time to time, providing protection against perils included within the standard form of fire and extended coverage insurance policy, together with such other risks, and with such deductibles, as Landlord may from time to time determine, (ii) public liability insurance covering the common areas with a combined single limit of at least One Million and 00/100 Dollars ($1,000,000.00), and (iii) insurance covering loss of rental income from the Property as a result of a casualty or other such event.

          (c) Any such insurance may be effected by a policy or policies of blank insurance covering additional items or locations or assureds. Tenant shall have no rights in any policy maintained by Landlord and shall not, by reason of payment by Tenant of its pro rata share of Landlord's premium therefore, be entitled to be named assured thereunder.

     23. Damage by Fire or Other Casualty. If the Demised Premises shall be damaged by fire or other casualty, other than through the willful misconduct of Tenant, the Minimum Rent shall be abated if the Demised Premises are rendered untenantable as a bank branch until such repairs are completed; provided, however, that if the Demised Premises are substantially damaged by fire or other casualty, other than through the willful misconduct of Tenant, to such extent that the damage cannot be fully repaired within one hundred eighty (180) days from the date of such damage, or if the proceeds of insurance are insufficient to repair such damage (unless Tenant provides the additional funds necessary for such repairs) Tenant shall have the option of terminating this Lease by giving written notice to the other of such decision and the Term of this Lease shall terminate ten (10) days after such notice is given. Except as set forth above, no compensation or reduction of any Minimum Rent or Additional Rent shall be allowed or paid by Landlord by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Property.

     24. Eminent  Domain.  If the entire  Demised  Premises shall be permanently taken by eminent domain, or in the event Landlord shall convey the Property of which the Demised Premises are a part to any public authority or its designee in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or conveyance and this Lease shall thereupon terminate. In such event the entire proceeds resulting from any such taking or conveyance under threat thereof shall belong to and inure solely to the benefit of Landlord and all improvements to the Demised Premises made by Tenant shall be deemed to be the property of Landlord and this Lease shall terminate, provided, however, that upon such taking or conveyance Landlord shall be obligated to pay to Tenant from the proceeds of such taking or conveyance an amount determined in accordance with the formula set forth below in this Paragraph 24, which amount represents the unamortized improvements to be made to the Demised Premises by Tenant. In the event only a portion of the Demised Premises shall be so taken or conveyed under threat of such taking, and as a result of such partial taking, Tenant is not reasonably able to use the remainder of the Demised Premises for the purposes intended, then such taking shall be deemed to be a taking of the entire Demised Premises, otherwise the amount to be paid by Landlord to Tenant with respect to unamortized improvements shall be further adjusted by multiplying the same by a fraction, the numerator of which shall be the square footage of the Demised Premises which Tenant is not reasonably able to continue to use, and the denominator of which shall be the square footage of the Demised Premises. In the event of a partial taking, or threatened taking of the Property of which the Demised Premises are a part which taking does not include any portion of the Demised Premises, this Lease shall remain in full force and effect and Tenant shall have no claim with respect thereto and Landlord shall not be obligated to make any payment to Tenant with respect thereto. The foregoing provisions of this paragraph shall apply to any temporary taking, or lease in lieu thereof, in the event that the same shall result in either (i) Tenant being displaced from the Demised Premises for a period of more than one (1) year, or (ii) the destruction of a substantial portion of the improvements made by Tenant to the Demised Premises. In any instance to which the provisions of this paragraph may be applicable and which requires a payment from Landlord to Tenant pursuant to this paragraph, there shall be deducted from the sum so payable by Landlord to Tenant a portion of Landlord's total costs relating thereto and all negotiations with respect thereto including, without limitation, attorney's fees and expenses, fees of expert witnesses, appraisals, and costs of litigation. The portion of such Landlord's costs to be deducted from the amount so payable to Tenant shall be a fraction, the numerator of which shall be the amount otherwise payable by Landlord to Tenant pursuant to this paragraph and the denominator of which shall be the entire award received by Landlord with respect to such taking, or conveyance or lease in lieu thereof. Notwithstanding the foregoing, Tenant shall be entitled to make claim against the condemning authority for any relocation expense or similar award which cannot be made to Landlord and which does not diminish or affect Landlord's claim with respect to such taking. Tenant shall have the right to receive an apportionment of any condemnation award hereunder for the unamortized amount of the Tenant Improvements to the Demised Premises; provided, however, that Landlord shall have the prior right to first receive from any such condemnation award an amount equal to the then current value of Landlord's interest in the Demised Premises. The then current value of Landlord's interest in the Demised Premises shall be determined by an appraisal performed by an appraiser selected by Landlord from the list of approved appraisers maintained by The Adams National Bank. In determining the then current value of Landlord's interest in the Demised Premises, the appraisal shall be based on the then current market rental for the Demised Premises as if such Demised Premises were leased to a commercial tenant other than a financial institution, and assuming that the condition of the Demised Premises is in an "as-built" condition prior to the Tenant's Tenant Improvements being constructed. Notwithstanding the foregoing, for a full taking in no event will Tenant receive an amount less than $100,000.00 or an amount more than the total value of the Tenant Improvements to the Demised Premises. The minimum and maximum apportionment amounts available to Tenant as set forth herein shall be reduced annually during the original Term set forth herein, on the anniversary dates of this Lease, by an amount equal to five percent (5%) of each such amount.

     25. Bankruptcy or Insolvency. If Tenant shall make an assignment of its assets for the benefit of creditors or if Tenant shall file a voluntary petition under any Federal, District of Columbia or state bankruptcy or insolvency law (a "petition in bankruptcy") or if any involuntary petition in bankruptcy or for receivership be instituted against Tenant and not dismissed within sixty (60) days of the filing thereof, or if Tenant shall be adjudged bankrupt or insolvent, then and in any of said events this Lease shall immediately cease and terminate, at the option of Landlord, with the same force and effect as though the date of said event was the day herein fixed for expiration of the Term of this Lease.

     26. Defaults and Remedies.

          (a) The following events shall constitute a default (hereinafter referred to as a "Default") of Tenant under this Lease:

               (i) Failure of Tenant to make any payment of Minimum Rent when due which failure shall continue for ten (10) days following written notice from Landlord to Tenant;

               (ii) Failure of Tenant to make any payment of Additional Rent (including, without limitation, any Real Estate Taxes or insurance premiums), or any other charge or payment due under this Lease, when due which failure shall continue following ten (10) days written notice from Landlord to Tenant;

               (iii) Failure of Tenant to perform or comply with any provision of this Lease to be performed or complied with by Tenant, other than provisions described in items (i) or (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if the failure is not capable of being cured within such 30-day period, then such longer period as may be required so long as Tenant is proceeding diligently to attempt to cure such failure and keeps Landlord reasonably informed of its progress.

          (b) The provisions of this Paragraph shall apply notwithstanding the continued willingness and ability of Tenant to pay Minimum Rent and/or other rent and otherwise perform hereunder. The receipt by Landlord of payments of Minimum Rent or Additional Rent, as such, accruing subsequent to the time of Tenant's Default under this Lease (irrespective of whether Landlord has notice of such Default) shall not be deemed a waiver by Landlord of the provisions of this Lease. Notwithstanding any other provision of this Paragraph, payment by Tenant of all then delinquent Minimum Rent or Additional Rent shall constitute a cure of any default by Tenant under subparagraphs 26(i) and (ii) hereof.

          (c) Upon the occurrence of an uncured Default, Landlord shall have the right at its election, within ten (10) days of the occurrence of said Default, to give Tenant written notice of Landlord's intention to terminate this Lease ninety (90) days after the date of the notice, and on such date Tenant's right to possession of the Demised Premises shall cease and this Lease shall thereupon be terminated.

          (d) If Landlord terminates this Lease pursuant to the preceding Paragraph, Tenant shall remain liable (in addition to accrued liabilities) for
(i) Minimum Rent, Additional Rent and any other sums provided for in this Lease for a period of the remainder of the existing lease term following the default had such termination not occurred, and any and all expenses (including reasonable attorney's fees, disbursements and brokerage fees) incurred by Landlord in reentering and repossessing the Demised Premises, in making good any Default of Tenant, in painting, altering, repairing or dividing the Demised Premises, in protecting and preserving the Demised Premises by use of watchmen and caretakers, and in reletting the Demised Premises; less (ii) the net proceeds of any reletting prior to the date this Lease would have expired if it had not be terminated. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above for each month during the Term, at the end of each such month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs reasonably incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant's liability shall survive the institution of summary proceedings and the issuance of any writ of restitution thereunder.

          (e) If Landlord fails to pay the Real Estate Taxes in a timely fashion, and such failure shall continue for a period of thirty (30) days after written notice to Landlord from Tenant of such failure, Tenant shall have the right to make the required payment of Real Estate Taxes, and offset same against future rent and additional rent when said payments are due. Landlord shall reimburse Tenant for, payment of the Real Estate Taxes within ten (10) days of presentation of invoices from Tenant. In the event Landlord fails to reimburse Tenant for said payment of Real Estate Taxes, Landlord shall be in default under this Lease and Tenant may offset the amount of Real Estate Taxes paid by Tenant against the Minimum Rent or the Additional Rent and, at Tenant's sole option.

     27. Hazardous Materials.

          (a) Hazardous Materials. Tenant shall comply with all environmental laws relating to "Hazardous Materials" (as hereinafter defined) affecting the Demised Premises, the Property and the improvements thereon, and the business conducted thereon by Tenant, or any activity or condition on or in the Demised Premises. Without limiting the generality of the foregoing, Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Demised Premises or the Property by itself or its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Tenant results in contamination of the Demised Premises, the Property or any adjacent property, then, notwithstanding the termination of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Demised Premises, the Property, and/or adjacent property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, the Property, and/or adjacent property, damages arising from any adverse impact on occupying or marketing of the Demised Premises, the Property, and/or adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term or extended term of this Lease as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial removal or restoration of the Property by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises, the Property, and/or adjacent property. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises or Property caused or permitted by Tenant results in any contamination of the Demised Premises, the Property, and/or adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Property, and/or adjacent property. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority and which is stored, used, disposed of or released in the District of Columbia or the United States Government, except for normal and customary office supplies. The provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Lease and Tenant's surrender of the Demised Premises to Landlord.

          (b) Hazardous Materials Disclosure. During the first month of each calendar year during the term of this Lease (the "Disclosure Dates"), Tenant shall disclose to Landlord in writing the common and chemical names and the quantities of all Hazardous Materials, which were stored, used or disposed of on the Demised Premises or the Property during the preceding calendar year. Tenant shall immediately notify Landlord of the receipt of any notice, citation or other communication received by Tenant relating to the presence, storage, use or release of any Hazardous materials in on or about the Demised Premises or the Property.

          (c) Hazardous Materials Inspection. Landlord shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the requirements of this Paragraph 27. If Tenant is not in compliance with the requirements of this Paragraph 27, Landlord shall have the right, but not the obligation, to immediately enter upon the Demised Premises to remedy any condition which is in violation of the terms of this Lease or caused by Tenant's failure to comply with the requirements of this Lease. Landlord shall use reasonable effort to minimize interference with Tenant's business as a result of any such entry by Landlord.

          (d) Hazardous Materials Knowledge. Notwithstanding any of the provisions of Paragraphs 27(a) through 27(c), The Adams National Bank, as Tenant, shall only be responsible for knowingly introducing any hazardous material on to the Demised Premises, and the provisions of Paragraphs 27(a) through 27(c) shall not apply to The Adams National Bank, but the provisions of Paragraphs 27(a) through 27(c) shall apply to any subtenants or assignees.

     28. No Waiver. If under the provisions hereof Landlord or Tenant shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of such party's rights hereunder. No waiver by either party of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Minimum Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Minimum Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Minimum Rent or Additional Rent or to pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease, unless Landlord expressly agrees to such surrender in writing.

     29. Subordination.

          (a) Automatic Subordination. This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include deeds of trust and similar security instruments) and ground or other underlying leases which may now or hereafter encumber or otherwise affect the Property, as well as the obligation to pay any and all renewals, extensions, modifications, recastings or refinancing thereof; provided, however, that in the event the mortgagee under any such mortgage, or ground lessor under any such ground lease, shall require this Lease to be superior and paramount to such mortgage or ground lease, Tenant agrees to execute and deliver any documents required for such purpose within five (5) days after delivery of such documents to Tenant.

          (b) Instruments of Subordination. This paragraph shall be self-operative and no further instruments of subordination need be required by any mortgagee, trustee or Ground Lessor. Nevertheless, if requested by Landlord, Tenant shall promptly execute any certificate or other document specified by Landlord in confirmation of this subordination. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or document on behalf of Tenant if Tenant does not execute it within five (5) days after receiving it. Tenant agrees that, if any proceedings are brought for the foreclosure of any such mortgage, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, shall recognize the purchaser as Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or setoff.
Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

          (c) Non-Disturbance and Quiet Enjoyment. Tenant shall and may peacefully have, hold and enjoy the Demised Premises, provided that Tenant pays all rent and other sums herein recited and timely performs all of its obligations contained in this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

     30. Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing on a form submitted to Tenant by Landlord (a) certifying that this Lease is unmodified (or if modified, stating the modifications) and in full force and effect (or if not in full force and effect, the reasons therefor), (b) stating the dates to which the Minimum Rent, Additional Rent and other charges hereunder have been paid by Tenant, (c) stating the amount of any security deposit held by Landlord, (d) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, and (e) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by an owner of the Property, any prospective purchaser of the Property, any mortgagee or prospective mortgagee of the Property, any prospective assignee of any such mortgagee, or any lessor or prospective lessor of the land which is a part of the Property.

     31. [INTENTIONALLY DELETED]

     32. Holding Over. If Tenant shall, with the knowledge and consent of Landlord, continue to remain in the Demised Premises after the expiration of the Term of this Lease and any extension thereof, then and in that event, Tenant shall, by virtue of this agreement become a tenant by the month at a monthly rental equal to one hundred fifty percent (150%) of the monthly installment of Minimum Rent agreed by Tenant to be paid as aforesaid for the lease year immediately preceding such expiration, in addition to Additional Rent; subject to all of the terms and provisions of this Lease, except any option to renew or extend the Term hereof and except as otherwise provided in this Paragraph; commencing said monthly tenancy with the first day next after the end of the Term above demised; and Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Demised Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Demised Premises, except in the event of nonpayment of Minimum Rent or Additional Rent or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived; provided, however, that in the event that Tenant shall hold over after the expiration of the Term hereby created (and any extension thereof), and if Landlord shall desire to regain possession of the Demised Premises promptly at the expiration of the Term aforesaid (and any extension thereof), then at any time prior to Landlord's acceptance of Minimum Rent from Tenant as a monthly tenant hereunder, Landlord, at Landlord's option, may forthwith reenter and take possession of the Demised Premises without process, or by any legal process in force.

     33. Submission of Lease. This Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

     34. Covenants of Landlord. Landlord covenants that Landlord has the right to make this Lease, and that if Tenant shall pay the Minimum Rent and Additional Rent and shall perform all of Tenant's obligations under this Lease, Tenant shall, during the Term hereof, freely, peaceably and quietly occupy and enjoy the possession of the Demised Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, except as otherwise provided herein. The term "Landlord" as used herein shall mean solely the owner of Landlord's interest in the Property, whoever that may be at the relevant time, so that in the event of any sale or transfer of Landlord's interest in the Property, any prior Landlord shall be freed and relieved of all covenants and obligations of Landlord hereunder. In the event of a transfer of Landlord's interest, the entering Landlord shall obtain from Tenant an estoppel certificate, pursuant to Paragraph 30 hereof, prior to effecting the transfer of Landlord's interest.

     35. Waiver of Trial by Jury. Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy of the Demised Premises.

     36. Attorney's Fees. In the event of any default of Landlord or Tenant hereunder, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees incurred by the prevailing party in connection with such default or the enforcement of the prevailing party's rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not the prevailing party institutes any lawsuit against the non-prevailing party as a result of such default. In addition to the foregoing, whether or not this Lease is terminated, the non-prevailing party shall pay to the prevailing party all other costs incurred by the prevailing party with respect to any lawsuit instituted or action taken by the prevailing party to enforce the provisions of this Lease.

     37. Brokers. Landlord and Tenant each represent and warrant that neither of them has employed any broker in carrying on the negotiations relating to this Lease, except as set forth below. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Tenant recognizes Demers Real Estate, Inc. and Barrueta & Associates, as Tenant's agents with respect to this Lease and Landlord recognizes The Jason Corporation as Landlord's agent with respect to this Lease and each agrees to be responsible for the payment of any leasing commissions owed to their respective brokers pursuant to a separate agreement with such brokers.

     38. Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or sent by certified or registered mail, return receipt requested, first class, postage prepaid, (a) if to Landlord, to c/o The Jason Corporation, 4420 Connecticut Avenue, N.W., Suite 200, Washington, D.C. 20008, to the attention of Mr. Wayne Carroll, and (b) if to Tenant, to Barbara Davis Blum, President, The Adams National Bank, 1627 K Street, N.W., Second Floor, Washington, D.C. 20006, unless notice of a change of address is given pursuant to the provisions of this Paragraph. The effective date for any notice or communication hereunder shall be the date of delivery if delivered in person and the date of posting if sent by mail as hereinabove provided.

     39. Miscellaneous.

          (a) This Lease and the exhibits attached hereto contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between Landlord and Landlord's agents and Tenant not contained in this Lease and exhibits shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

          (b) The terms, covenants and conditions hereof shall be binding upon and inure to the parties hereto and the permitted successors in interest and assigns of the parties hereto. Landlord may freely and fully assign its interest hereunder.

          (c) If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be effected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          (d) Tenant may record this Lease without the prior written consent of Landlord at Tenant's sole cost and expense.

          (e) The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope of intent of this Lease nor in any way affect this Lease.

          (f) Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

          (g) Feminine or neuter pronouns shall be substituted for those of the masculine form, the plural shall be substituted for singular number and vice versa in any place or places herein in which the context may require such substitute or substitutions.

          (h) If one or more Lease Addenda are executed by Landlord and Tenant and attached hereto, the covenants and agreements contained in each such Lease Addendum shall be incorporated into and become a part of the covenants and agreements of this Lease as if they were set forth in this instrument.

          (i) This Lease is to be construed under the laws of the District of Columbia (excluding the choice of law rules thereof).

     40. Authority of Landlord and Tenant. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant, as the case may be, and Tenant represents that such execution is in accordance with a duly adopted resolution of the Board of Directors of Tenant and in accordance with Tenant's bylaws and that this Lease is binding upon Landlord and Tenant in accordance with its terms.

     41. Option to Extend Term. Provided that no default by Tenant exists beyond the expiration of any applicable cure period at the time for the exercise of the following options, Tenant shall have two (2) successive options (respectively, the "First Extension Option" and the "Second Extension Option", and collectively the "Extension Options") to extend the Term of this Lease for two (2) additional successive periods of five (5) years each (respectively, the "First Extension Period" and the "Second Extension Period", individually an "Extension Period", and collectively the "Extension Periods") after the expiration of the initial Term as to the First Extension Option, and after the expiration of the First Extension Period as to the Second Extension Option. Each Extension Option shall be exercisable only by written notice given by Tenant to Landlord not later than one hundred fifty (150) days prior to the expiration of the initial Term as to the First Extension Option and prior to the expiration of the First Extension Period as to the Second Extension Option.

     All terms and conditions of this Lease shall be applicable during each Extension Period, and except that the amount of Minimum Rent payable for the first and each succeeding Lease Year of each Extension Period shall be as follows:

     The Minimum Monthly Rental of Three Thousand Seven Hundred Fifty Dollars ($3,750.00), plus all actual accrued increases in the Consumer Price Index since the inception of the initial Lease Term to the date of each respective Extension Period. During each Extension Period, if exercised, rental escalation as provided for in Paragraph 3(d) herein shall be applied every two and one-half (2 1/2) years instead of every three (3) years. This calculation shall be based on three (3) ten (10) month periods, rather than three (3) twelve (12) month periods, as set forth in the example in Paragraph 3(d).


                            (signatures on next page)

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal the day and year first hereinabove written.

WITNESS:                                       LANDLORD:
- --------                                       ---------

                                               1604 17TH STREET LIMITED
                                               PARTNERSHIP



_______________________________                 By:__________________________

                                                  General Partner




                                               TENANT:
                                               -------

ATTEST:                                        THE ADAMS NATIONAL BANK

[Corporate Seal]



By:_____________________________               By:____________________________

Its_____________________________               Its____________________________

































[38851]

                                   EXHIBIT "A"

                     Copy of Lease dated September 28, 1994